Exhibit 23a.
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41668, No. 333-74554, and No. 124682 (as amended)) and on Form S-3 (No. 333-116747 (as amended)) of Trinsic, Inc. of our report dated April 14, 2005 relating to the financial statements, which appear in the Annual Report on Form 10-K for the year ended December 31, 2004.
PricewaterhouseCoopers LLP
Tampa, Florida
March 31, 2006

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